List of subsidiaries (including state of incorporation and trade names) of the Company.
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The following is a list of the existing subsidiaries of the Company.

Name of Subsidiary                         Trade Name                                State of Incorporation
Base Acquisition Corp.                     None                                      Delaware
Crystal Palace Acquisition Corp.           None                                      Delaware
DKG Acquisition Corp.                      None                                      Delaware
Elwell Acquisition Corp.                   None                                      Delaware
St. George Acquisition Corp.               None                                      Delaware
Stone's Acquisition Corp.                  None                                      Delaware
ARA Acquisition Corp.                      None                                      Delaware
Animation USA Acquisition Corp.            None                                      Delaware
Filmart Acquisition Corp.                  None                                      Delaware


The following is a list of the subsidiaries of the Company as existing upon consummation of the Acquisitions

Name of Subsidiary                         Trade Name                                State of Incorporation
American Royal Arts Corp.                  None                                      Delaware
Animation U.S.A., Inc.                     None                                      Washington
BASE, Inc.                                 Crystal Galaxy (in Nevada)                Nevada
                                           Crystal Galleria (in Virginia)
Crystal Galleria, Inc.                     None                                      Nevada
DKG Enterprises, Inc.                      North Pole City                           Oklahoma
                                           North Pole City Gifts & Collectibles
Elwell Stores, Inc.                        The Reef Hallmark Shop                    Florida
Filmart Productions, Inc.                  Cartoon World (in New York)               New York
                                           Filmart Galleries (in New York)
                                           Animation Art Resources (in Pennsylvania)
St. George, Inc.                           Little Elegance                           New Jersey
Stone's Shops, Inc.                        None                                      Illinois
Vincent J. Browne, Inc.                    None                                      California
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